Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
65.6880.9600 phone 65.6880.9580 fax www.kns.com

Kulicke & Soffa Reports First Quarter 2014 Results

Singapore – January 28, 2014 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its first fiscal quarter ended December 28, 2013.

Quarterly Results
	Fiscal Q1 2014	Change vs. Fiscal Q1 2013	Change vs. Fiscal Q4 2013
Net Revenue	$79.1 million	(30.6)%	(54.4)%
Gross Profit	$38.4 million	(25.5)%	(52.5)%
Gross Margin	48.5%	330 bps	200 bps
Loss from Operations	($2.2 million)	(152.5)%	(106.4)%
Operating Margin	(2.8)%	(650) bps	(2,270) bps
Net Loss	($2.0 million)	(154.3)%	(106.6)%
Net Margin	(2.5)%	(570) bps	(1,950) bps
EPS – Diluted	($0.03)	(160.0)%	(107.7)%

Bruno Guilmart, Kulicke & Soffa's President and Chief Executive Officer, said, “We have demonstrated the ability to drive significant operational leverage at reasonable costs, in periods of strong demand and have now demonstrated the ability to lower our break-even point and minimize losses, in periods of soft demand. During the December quarter, the shift in product mix and our ability to adjust manufacturing capacity by over 50%, has enabled us to drive meaningful gross margin improvement."

First Quarter Fiscal 2014 Key Product Trends

•	Ball bonder equipment net revenue decreased 67.5% over the September quarter.

•	81.5% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue increased 7.3% over the September quarter.

First Quarter Fiscal 2014 Financial Highlights

•	Net revenue of $79.1 million.

•	Gross margin of 48.5%.

•	Net loss was $(2.0) million or $(0.03) per share.

•	Cash, cash equivalents and short-term investments were $557.2 million as at December 28, 2013.

Second Quarter Fiscal 2014 Outlook

The Company expects net revenue in the second fiscal quarter of 2014 ending March 29, 2014 to be approximately $110 million to $120 million.

Looking forward, Bruno Guilmart commented, “According to Gartner and VLSI Research, 2014 and 2015 semiconductor unit growth forecasts are anticipated to significantly outpace the prior two calendar years. This positive market outlook combined with our operational model, growing balance sheet, core market strength and ongoing investments in advanced packaging allows us to look ahead with continued optimism.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, January 28, 2014, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through February 4, 2014 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13574612. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2013 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Planning
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	December 28, 2013	December 29, 2012
Net revenue:
Equipment	$63,145	$99,902
Expendable Tools	15,968	14,137
Total net revenue	79,113	114,039

Cost of sales:
Equipment	34,473	56,432
Expendable Tools	6,275	6,082
Total cost of sales	40,748	62,514

Gross profit:
Equipment	28,672	43,470
Expendable Tools	9,693	8,055
Total gross profit	38,365	51,525

Operating expenses:
Selling, general and administrative	21,776	26,030
Research and development	17,471	18,253
Amortization of intangible assets	1,329	2,293
Restructuring	(3)	744
Total operating expenses	40,573	47,320

(Loss) Income from operations:
Equipment	(6,880)	1,745
Expendable Tools	4,672	2,460
Total (loss) income from operations	(2,208)	4,205

Other income (expense):
Interest income	279	174
Interest expense	(119)	—
Interest expense: non-cash	—	—

(Loss) Income from operations before income taxes	(2,048)	4,379
(Benefit) Provision for income taxes	(91)	775
Net (loss) income	$(1,957)	$3,604

Net (loss) income per share:
Basic	$(0.03)	$0.05
Diluted	$(0.03)	$0.05

Weighted average shares outstanding:
Basic	75,912	74,852
Diluted	75,912	76,209

	Three months ended
Supplemental financial data:	December 28, 2013	December 29, 2012
Depreciation and amortization	$2,992	$4,802
Capital expenditures	5,429	1,616
Equity-based compensation expense:
Cost of sales	105	148
Selling, general and administrative	2,616	2,326
Research and development	675	727
Total equity-based compensation expense	$3,396	$3,201

	As of
	December 28, 2013	December 29, 2012
Backlog of orders (1)	$46,000	$71,000
Number of employees	2,173	2,609

(1) Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	December 28, 2013	September 28, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$550,598	$521,788
Short-term investments	6,552	3,252
Accounts and notes receivable, net of allowance for doubtful accounts of $733 and $504, respectively	113,246	162,714
Inventories, net	36,262	38,135
Prepaid expenses and other current assets	16,818	24,012
Deferred income taxes	4,474	4,487
TOTAL CURRENT ASSETS	727,950	754,388

Property, plant and equipment, net	52,531	47,541
Goodwill	41,546	41,546
Intangible assets	9,880	11,209
Other assets	8,293	8,310
TOTAL ASSETS	$840,200	$862,994

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$22,093	$37,030
Accrued expenses and other current liabilities	28,352	38,868
Income taxes payable	2,006	1,504
TOTAL CURRENT LIABILITIES	52,451	77,402

Financing obligation	19,788	19,396
Deferred income taxes	40,573	40,709
Other liabilities	8,927	8,822
TOTAL LIABILITIES	121,739	146,329

SHAREHOLDERS' EQUITY
Common stock, no par value	471,388	467,525
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	289,921	291,878
Accumulated other comprehensive income	3,508	3,618
TOTAL SHAREHOLDERS' EQUITY	718,461	716,665

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$840,200	$862,994

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	December 28, 2013	December 29, 2012
Net cash provided by operating activities	$37,249	$58,494
Net cash used in investing activities, continuing operations	(8,729)	(4,516)
Net cash provided by financing activities, continuing operations	258	159
Effect of exchange rate changes on cash and cash equivalents	32	(211)
Changes in cash and cash equivalents	28,810	53,926
Cash and cash equivalents, beginning of period	521,788	440,244
Cash and cash equivalents, end of period	$550,598	$494,170